UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

American National Bankshares Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

October 24, 2023

Dear Shareholder:

We recently mailed you proxy materials in connection with our upcoming Special Meeting of Shareholders to be held on November 14, 2023. The purpose of this meeting is to approve the merger of American National Bankshares Inc. and Atlantic Union Bankshares Corporation, and related matters. According to our records, we have not yet received your vote.

Your vote is very important, regardless of the number of shares you own.

Please take a moment to vote your shares, preferably by the Internet or telephone using the instructions included on the enclosed proxy card. Otherwise, please vote by signing and returning your proxy card in the envelope provided.

Please disregard this letter if you have already voted your shares.

Thank you for your cooperation and support.

Sincerely,

Jeffrey V. Haley President & Chief Executive Officer

PLEASE VOTE AND SUBMIT YOUR PROXY TODAY

See the legend on the reverse side of this letter.

P. O. Box 191 ∙ Danville, VA 24543 ∙ www.amnb.com ∙ 434-773-2220

Important Additional Information and Where to Find It

In connection with the proposed merger between Atlantic Union Bankshares Corporation (“Atlantic Union”) and American National Bankshares Inc. (“American National”), on September 12, 2023, Atlantic Union filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, as amended on September 26, 2023, that includes a proxy statement of American National and a prospectus of Atlantic Union. The registration statement was declared effective by the SEC on September 29, 2023, and American National mailed the proxy statement/prospectus to its shareholders on or about October 5, 2023.

Before making any voting or investment decision, you are urged to read the registration statement and proxy statement/prospectus regarding the proposed transaction and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain important information about Atlantic Union, American National and the proposed transaction, and related matters. A copy of the registration statement, proxy statement/prospectus, as well as other filings containing information about Atlantic Union and American National, may be obtained, free of charge, at the SEC’s website (http://www.sec.gov). You can also obtain these documents, free of charge, from Atlantic Union by accessing Atlantic Union’s website at https://investors.atlanticunionbank.com or from American National by accessing American National’s website at https://amnb.com/investors. Copies of the registration statement, proxy statement/prospectus and the filings with the SEC that are incorporated by reference therein can also be obtained, without charge, by directing a request to Atlantic Union Investor Relations, Atlantic Union Bankshares Corporation, 4300 Cox Road, Richmond, Virginia 23060, or by calling (804) 448-0937, or to American National by directing a request to American National Investor Relations, American National Bankshares Inc., 628 Main Street, Danville, Virginia 24541 or by calling (434) 792-5111. The information on Atlantic Union’s and American National’s websites is not, and shall not be deemed to be, a part of this communication or incorporated into other filings either company makes with the SEC.

Participants in the Solicitation

Atlantic Union, American National and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Atlantic Union’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on March 21, 2023, and the other documents filed with the SEC. Information regarding American National’s directors and executive officers is available in its definitive proxy statement, which was filed with the SEC on April 6, 2023, and the other documents filed with the SEC. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials filed with the SEC. Free copies of these documents may be obtained as described above.